UDEMY, INC.
2021 EQUITY INCENTIVE PLAN
NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AND
RESTRICTED STOCK UNIT AGREEMENT
Capitalized terms that are not defined in this Notice of Performance-Based Restricted Stock Unit Award and Restricted Stock Unit Agreement (the “Notice of Grant”), the Terms and Conditions of Performance-Based Restricted Stock Unit Award attached hereto as Exhibit A, the Country Addendum attached hereto as Exhibit B, and all other exhibits to these documents (all together, this “Agreement”) have the meanings given to them in the Udemy, Inc. 2021 Equity Incentive Plan (the “Plan”).
The Participant has been granted this performance-based Restricted Stock Unit (“PSU”) award according to the terms below and subject to the terms and conditions of the Plan and this Agreement, as follows:
Participant
Participant I.D.
Grant Number
Grant Date
Vesting Commencement Date
Maximum Number of PSUs Granted
Vesting Schedule:
The PSUs are eligible to vest only if certain performance goals, described in detail in Exhibit C, are satisfied. Any PSUs that become eligible to vest will be scheduled to vest in accordance with the time-based vesting requirements set forth in Exhibit C. Vesting is subject to continued status as a Service Provider through the applicable vesting date.

If the Participant ceases to be a Service Provider for any or no reason before the Participant fully vests in these PSUs, the unvested PSUs will terminate according to the terms of Section 5 of this Agreement.

The Participant’s signature below (or Participant’s electronic signature or other electronic acknowledgement or acceptance of this Agreement or Award) indicates that:
(i)The Participant agrees that this Performance-Based Restricted Stock Unit award is granted under and governed by the terms and conditions of the Plan and this Agreement, including their exhibits and appendices.
(ii)The Participant understands that the Company is not providing any tax, legal, or financial advice and is not making any recommendations regarding the Participant’s participation in the Plan or the Participant’s acquisition or sale of Shares.

(iii)The Participant has reviewed the Plan and this Agreement, has had an opportunity to obtain the advice of personal tax, legal, and financial advisors prior to signing this Agreement, and fully understands all provisions of the Plan and Agreement. The Participant will consult with the Participant’s own personal tax, legal, and financial advisors before taking any action related to the Plan.
(iv)The Participant has read and agrees to each provision of Section 9 of this Agreement.
(v)The Participant will notify the Company of any change to the contact address below.
(vi)The Participant acknowledges and agrees that unless otherwise required to comply with Applicable Laws, these PSUs will be subject to recoupment under any clawback policy that the Company adopts pursuant to Section 17(d) of the Plan.
PARTICIPANT

Signature
Address:

2

EXHIBIT A
TERMS AND CONDITIONS OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD
1.Grant. The Company grants the Participant an award of PSUs as described in the Notice of Grant. If there is a conflict between the Plan, this Agreement, or any other agreement with the Participant governing these PSUs, those documents will take precedence and prevail in the following order: (a) the Plan, (b) the Agreement, and (c) any other agreement between the Company and the Participant governing these PSUs.
2.Company’s Obligation to Pay. Each PSU is a right to receive a Share or, in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of one Share, on the date it vests. Until an PSU vests, the Participant has no right to payment of the Share. Before a vested PSU is paid, the PSU is an unsecured obligation of the Company, payable (if at all) only from the Company’s general assets. A vested PSU will be paid to the Participant (or in the event of the Participant’s death, to the Participant’s estate or such other person as specified in Section 6 below) in whole Shares or cash. Subject to the provisions of Section 4(b) and notwithstanding anything in the Plan to the contrary, each vested PSU that has met all requirements for settlement under this Agreement (including with respect to PSUs that the Administrator determines will be settled in cash) will be settled no later than the applicable Settlement Deadline. “Settlement Deadline” with respect to a particular vested PSU means as soon as practicable after vesting (but no later than sixty (60) days following the vesting date (or, if earlier, no later than March 15 of the calendar year following the calendar year in which occurs the first date on which the applicable PSU is no longer subject to a substantial risk of forfeiture for purposes of Section 409A)). If any PSU has not met all the requirements for settlement under this Agreement in a manner that would allow it to be settled by the applicable Settlement Deadline, such PSU will be forfeited as of immediately following the applicable Settlement Deadline. In no event will Participant be permitted, directly or indirectly, to specify the taxable year or date of settlement of any PSUs under this Agreement. For the avoidance of doubt, there may be multiple Settlement Deadlines, with each such Settlement Deadline corresponding to a particular PSU.
3.Vesting. These PSUs will vest only under the Vesting Schedule in the Notice of Grant, Section 4 of this Agreement, or Section 13 of the Plan. PSUs scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest unless the Participant continues to be a Service Provider until the time such vesting is scheduled to occur.
4.Acceleration; Amendment.
(a)Discretionary Acceleration or Amendment. The Administrator may, pursuant to its authority under, and in accordance with, Section 4(b)(v), Section 4(b)(ix), Section 4(b)(xiv), and Section 9(c) of the Plan, in its discretion, unilaterally (x) accelerate, in whole or in part, the vesting of these PSUs, (y) waive or decrease some or all of the requirements for vesting of unvested PSUs at any time, or (z) waive or decrease some or all of the requirements for settlement of PSUs at any time, in each case, subject to the terms of the Plan but without the need for Participant consent in any instance, and subject to Section 13(j) of this Agreement; provided, however, that no such acceleration, waiver, or decrease shall occur or be effective unless such modification would result in this PSU award remaining exempt or excepted from the requirements of Code Section 409A pursuant to the “short-term deferral” exception or another exception or exemption under Code Section 409A, or otherwise complying with Code Section 409A, in each case such that none of this Agreement, the PSUs provided under this Agreement, or Shares issuable hereunder will be subject to the additional tax imposed under Code Section 409A. If so modified, the vesting date with respect to the applicable PSUs will be deemed for all purposes of this Agreement to be the date specified by the Administrator (provided, that, for purposes of determining the applicable settlement deadline under Section 1 of this Agreement with respect to such PSUs, the vesting date will be deemed to be no later than the first date on which the PSUs are no longer subject to a substantial risk of forfeiture for purposes of Code Section 409A). The settlement of PSUs through Shares pursuant to this Section 4(a) shall in all cases be no later than the applicable settlement deadline as set forth in Section 1 of this Agreement and at a time or in a manner that is exempt from, or complies with, Code Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Agreement only by direct and specific reference to such sentence.
(b)The Company’s intent is that this PSU award be exempt or excepted from the requirements of Code Section 409A. However, in an abundance of caution, the Company is including in this subsection certain Code Section 409A rules that only apply if these PSUs are not exempt or excepted, and then only in certain circumstances. Specifically, Code Section 409A contains rules that must apply to these PSUs if (i) they are not exempt or excepted from Code Section 409A, (ii) the Company has any stock that is publicly traded on an established securities market or otherwise at the time Participant’s service terminates, (iii) Participant receives acceleration of vesting of these PSUs in connection with a termination of service, and (iv) at the time of such termination, Participant is considered a “specified employee” under the Code Section 409A rules. Should these rules ever become applicable to Participant’s PSUs, then notwithstanding anything in the Plan, this Agreement or any other agreement (whether entered into before, on, or after the Grant Date) to the contrary, if the vesting of these PSUs is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Code Section 409A, as determined by the Company), other than due to Participant’s death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Code Section 409A at the time of such termination as a Service Provider and (y) the settlement of such accelerated PSUs will result in the imposition of additional tax under Code Section 409A if such settlement is on or within the six (6) month period following Participant’s termination as a Service Provider, then the settlement of such accelerated PSUs will not occur until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless the Participant dies following the Participant’s termination as a Service Provider, in which case, the Shares subject to these PSUs will be settled and issued to the Participant’s administrator or executor of the Participant’s estate as soon as practicable following the Participant’s death (subject to Section 6).
5.Forfeiture upon Cessation of Status as a Service Provider. Upon the Participant’s termination as a Service Provider for any reason other than death, these PSUs will immediately stop vesting and any of these PSUs that have not yet vested will be forfeited by the Participant for no consideration upon the date that Participant ceases to be a Service Provider for any reason, in all cases, subject to Applicable Laws. Upon the Participant’s termination as a Service Provider due to the Participant’s death, these PSUs will immediately stop vesting and, on the thirtieth (30th) day following the date of the Participant’s death, any of these PSUs that have not yet vested will be forfeited by the Participant for no consideration, in all cases, subject to Applicable Laws. For the avoidance of doubt, service during any portion of the vesting period shall not entitle the Participant to vest in a pro rata portion of unvested PSUs. For purposes of the PSUs, the Participant’s status as a Service Provider will be considered to be terminated as of the date the Participant is no longer providing services to the Company, or if different, the Participant’s employer (the “Employer”) or the Subsidiary or Parent to which the Participant is providing services (the Employer, Subsidiary, or Parent, as applicable, the “Service Recipient”) or other member of the Company Group (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is a Service Provider or the terms of the Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Administrator, the Participant’s right to vest in the PSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is a Service Provider or the terms of the Participant’s employment or service agreement, if any). The Administrator shall have the exclusive discretion to determine when the Participant is no longer providing services for purposes of the PSUs (including whether the Participant may still be considered to be providing services while on a leave of absence).
6.Death of Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate or, if the Administrator permits, the Participant’s designated beneficiary, unless otherwise required to comply with Applicable Laws. Any such transferee must furnish the Company with (a) written notice of the Participant’s status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations that apply to the transfer.
7.Tax Obligations.
(a)Tax Withholding.
(i)No Shares will be issued to the Participant until the Participant makes satisfactory arrangements (as determined by the Administrator) for the payment of Tax Withholdings. If the Participant is a non-U.S. employee, the method of payment of Tax Withholdings may be restricted by any Country Addendum (as defined below). If the Participant fails to make satisfactory arrangements for the payment of any Tax Withholdings under this Agreement when any of these PSUs otherwise are supposed to vest or Tax Withholdings related to PSUs otherwise are due, the Participant will permanently forfeit the applicable PSUs and any right to receive Shares under such PSUs, and such PSUs will be returned to the Company at no cost to the Company, to the extent permitted by Applicable Laws.
(ii)The Company has the right (but not the obligation) to satisfy any Tax Withholdings by withholding from proceeds of a sale of Shares acquired upon payment of these PSUs arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent), and this will be the method by which such tax withholding obligations are satisfied until the Company determines otherwise, subject to Applicable Laws.
(iii)The Company also has the right (but not the obligation) to satisfy any Tax Withholdings: (A) by reducing the number of Shares otherwise deliverable to the Participant; (B) by requiring payment by cash or check made payable to the Company and/or any Service Recipient with respect to which the withholding obligation arises; (C) by deduction of such amount from salary, wages or other compensation payable to the Participant; or (D) in any combination of the foregoing, or any other method determined by the Administrator to be compliance with Applicable Laws.
(iv)The Company may withhold or account for Tax Withholdings by considering statutory or other withholding rates, including minimum or maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock), or if not refunded, the Participant may seek a refund from the local tax authorities. In the event of under-withholding, the Participant may be required to pay any additional Tax Withholdings directly to the applicable tax authority or to the Company and/or the Employer(s). If the obligation for Tax Withholdings is satisfied by withholding in Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the vested PSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax Withholdings.
(v)Further, if the Participant is subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, the Company or the Employer(s) or former Employer(s) may withhold or account for tax in more than one jurisdiction.
(vi)Regardless of any action of the Company or the Employer(s), the Participant acknowledges that the ultimate liability for all Tax Withholdings and any and all additional taxes related to the Award, the Shares, or other amounts or property delivered under the Award and the Participant’s participation in the Plan is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer(s). The Participant further acknowledges that the Company and the Employer(s) (A) make no representations or undertakings regarding the treatment of any Tax Withholdings in connection with any aspect of these PSUs and (B) do not commit to and are under no obligation to structure the terms of the grant or any aspect of these PSUs to reduce or eliminate the Participant’s liability for Tax Withholdings or achieve any particular tax result.
(b)Code Section 409A. It is the intent of this Agreement that it and all issuances and benefits to U.S. taxpayers hereunder be exempt or excepted from the requirements of Code Section 409A pursuant to the “short-term deferral” exception under Code Section 409A, or otherwise be exempted or excepted from, or comply with, Code Section 409A, so that none of this Agreement, the PSUs provided under this Agreement, or Shares issuable thereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or excepted, or to so comply. Each issuance upon settlement of the PSUs under this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). In no event will any member of the Company Group have any liability or obligation to reimburse, indemnify, or hold harmless Participant for any taxes that may be imposed, or other costs incurred, on Participant as a result of Code Section 409A.
8.Rights as Stockholder. The Participant’s or any other person’s rights as a stockholder of the Company (including the right to vote and to receive dividends and distributions) will not begin until Shares have been issued and recorded on the records of the Company or its transfer agents or registrars.
9.Acknowledgements and Agreements. The Participant’s signature on the Notice of Grant accepting these PSUs indicates that:
(a)THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THESE PSUS IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AND THAT BEING HIRED OR BEING GRANTED THESE PSUS WILL NOT RESULT IN VESTING.
(b)THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THESE PSUS AND THIS AGREEMENT DO NOT CREATE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL AND WILL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER(S) TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS.

(c)The Participant agrees that this Agreement and its incorporated documents reflect all agreements on its subject matters and that the Participant is not accepting this Agreement based on any promises, representations, or inducements other than those reflected in the Agreement.
(d)The Participant agrees that the Company’s delivery of any documents related to the Plan or these PSUs (including the Plan, the Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders) to the Participant may be made by electronic delivery, which may include but does not necessarily include the delivery of a link to a Company intranet or to the Internet site of a third party involved in administering the Plan, the delivery of the document via email, or any other means of electronic delivery specified by the Company. If the attempted electronic delivery of such documents fails, the Participant will be provided with a paper copy of the documents. The Participant acknowledges that the Participant may receive from the Company a paper copy of any documents that were delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant may revoke the Participant’s consent to the electronic delivery of documents or may change the email address to which such documents are to be delivered (if the Participant has provided an email address) at any time by notifying the Company of such revoked consent or revised email address by telephone, postal service, or email. Finally, the Participant understands that the Participant is not required to consent to electronic delivery of documents.
(e)The Participant may deliver any documents related to the Plan or these PSUs to the Company by email or any other means of electronic delivery approved by the Administrator, but the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the Participant’s attempted electronic delivery of such documents fails.
(f)The Participant accepts that all good faith decisions or interpretations of the Administrator regarding the Plan and Awards under the Plan are binding, conclusive, and final. No member of the Administrator will be personally liable for any such decisions or interpretations.
(g)The Participant agrees that the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan.
(h)The Participant agrees that the grant of these PSUs is exceptional, voluntary, and occasional and does not create any contractual or other right to receive future grants of restricted stock units or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past.
(i)The Participant agrees that any decisions regarding future Awards will be in the Company’s sole discretion.
(j)The Participant agrees that the Participant is voluntarily participating in the Plan.
(k)The Participant agrees that these PSUs and any Shares acquired under these PSUs, and the income from and value of same, are not intended to replace any pension rights or compensation.
(l)The Participant agrees that these PSUs, any Shares acquired under these PSUs, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits, or similar payments.
(m)The Participant agrees that the future value of the Shares underlying these PSUs is unknown, indeterminable, and cannot be predicted with certainty.
(n)The Participant agrees that no member of the Company Group is liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of these PSUs or of any amounts due to the Participant from the payment of these PSUs or the subsequent sale of any Shares acquired upon such payment.
(o)Unless otherwise provided in the Plan or by the Administrator in its discretion, the PSUs and the benefits evidenced in this Agreement do not create any entitlement to have the PSUs or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out, or substituted for, in connection with any corporate transaction affecting the Shares.
(p)The Participant agrees that the Participant has no claim or entitlement to compensation or damages from any forfeiture of these PSUs resulting from the termination of the Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is a Service Provider or the terms of the Participant’s service agreement, if any).
10.Data Privacy.
(a)The Participant voluntarily, explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Award materials (“Data”) by and among, as applicable, the Employer(s), the Company, and any member of the Company Group for the exclusive purpose of implementing, administering, and managing the Participant’s participation in the Plan.
(b)The Participant understands that the Company and the Service Recipient(s) may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all equity awards, or any other entitlement to stock awarded, canceled, vested, unvested, or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering, and managing the Plan.
(c)The Participant understands that Data will be transferred to one or more stock plan service provider(s) selected by the Company, which may assist the Company with the implementation, administration, and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that if the Participant resides outside the United States, the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering, and managing the Plan to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering, and managing the Participant’s participation in the Plan.

(d)The Participant understands that Data may be transferred to a stock plan service provider, as may be selected by the Company in the future, assisting the Company with the implementation, administration, and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant authorizes the Company, any stock plan service provider selected by the Company, and any other possible recipients which may assist the Company (presently or in the future), including but not limited to E*TRADE Financial Corporate Services, Inc., Equity Plan Solutions, LLC, and eShares, Inc. DBA Carta, Inc., with implementing, administering, and managing the Plan to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering, and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan. The Participant understands that if the Participant resides in certain jurisdictions outside the United States, to the extent required by Applicable Laws, the Participant may, at any time, request a list with the names and addresses of any potential recipients of the Data by contacting the Company and/or access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, or refuse or withdraw the consents given by accepting these PSUs, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing these consents on a purely voluntary basis. If the Participant does not consent or if the Participant later seeks to revoke the Participant’s consent, the Participant’s engagement as a Service Provider with the Service Recipient(s) will not be adversely affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company will not be able to grant the Participant awards under the Plan or administer or maintain awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan (including the right to retain these PSUs). The Participant understands that the Participant may contact the Participant’s local human resources representative for more information on the consequences of the Participant’s refusal to consent or withdrawal of consent.
11.Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that the Participant may be subject to insider trading restrictions and market abuse laws in applicable jurisdictions including, but not limited to, the United States and the Participant’s country of residence, which may affect the Participant’s ability to acquire or sell Shares or rights to Shares (e.g., PSUs) under the Plan during such time as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The Participant should keep in mind that the term “third parties” includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult with the Participant’s personal legal advisor on this matter.
12.Foreign Asset/Account Reporting Requirements. Depending on the Participant’s country, the Participant may be subject to foreign asset/account, exchange control, and/or tax reporting requirements as a result of the vesting of the PSUs, the acquisition, holding, and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. The Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in the Participant’s country. The Participant may also be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that the Participant is responsible for ensuring compliance with any applicable foreign asset/account, exchange control, and tax reporting and other requirements. The Participant further understands that the Participant should consult the Participant's personal tax and legal advisors, as applicable on these matters.
13.Miscellaneous.
(a)Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company at Udemy, Inc., 600 Harrison Street, 3rd Floor, San Francisco, California 94107, USA, Attn.: General Counsel, until the Company designates another address in writing.
(b)Non-Transferability of PSUs. These PSUs may not be transferred other than by will or the applicable laws of descent or distribution.
(c)Binding Agreement. If any PSUs are transferred, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties to this Agreement.
(d)Additional Conditions to Issuance of Stock. If at any time the Company determines, in its discretion, that the listing, registration, qualification, or rule compliance of the Shares upon any securities exchange or under any U.S. or non-U.S. federal, state, or local law, the tax Code and related regulations, or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent, or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent, or approval will have been completed, effected, or obtained free of any conditions not acceptable to the Company. If any such listing, registration, qualification, rule compliance, clearance, consent, or approval has not been completed by the applicable Settlement Deadline with respect to a Restricted Stock Unit in a manner that would allow it to be settled by the applicable Settlement Deadline, such Restricted Stock Unit will be forfeited as of immediately following the Settlement Deadline for no consideration and at no cost to the Company. Subject to the terms of this Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of a Restricted Stock Unit as the Administrator may establish from time to time for reasons of administrative convenience and any such certificate may be in book entry form.
(e)Captions. Captions provided in this Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
(f)Agreement Severable. If any provision of this Agreement is held invalid or unenforceable, that provision will be severed from the remaining provisions of this Agreement and the invalidity or unenforceability will have no effect on the remainder of the Agreement.
(g)Country Addendum. These PSUs are subject to any special terms and conditions set forth in Exhibit B to this Agreement for any country whose laws are applicable to the Participant and this PSU Award (as determined by the Company in its sole discretion) (the “Country Addendum”). If the Participant relocates to a country included in the Country Addendum, the special terms and conditions for that country will apply to the Participant to the extent the Company determines that applying such terms and conditions is necessary or advisable for legal or administrative reasons.
(h)Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the PSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing; provided, however, that no such imposition of other requirements shall occur or be effective unless such imposition would result in these PSUs remaining exempt or excepted from the requirements of Code Section 409A pursuant to the “short-term deferral” exception or another exception or exemption under Code Section 409A, or otherwise complying with Code Section 409A, in each case such that none of this Agreement, the PSUs provided under this Agreement, or Shares, cash or other property issuable hereunder will be subject to the additional tax imposed under Code Section 409A.
(i)Choice of Law; Choice of Forum. The Plan, this Agreement, these PSUs, and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under the Plan, the Participant's acceptance of these PSUs is the Participant’s consent to the jurisdiction of the State of Delaware and the Participant’s agreement that any such litigation will be conducted in the Delaware Court of Chancery or the federal courts for the United States for the District of Delaware and no other courts, regardless of where the Participant is performing services.
(j)Modifications to the Agreement. The Plan and this Agreement constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that the Participant is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything in the Plan or this Agreement to the contrary, but subject to Section 13(h), the Administrator may, without the consent of the Participant, modify this Agreement in any of the following manners: (i) take any action permitted by Section 4 of this Agreement, including to waive or decrease, in whole or in part, some or all of the requirements required for vesting of all or a portion of the unvested PSUs; or (ii) waive or decrease some or all of the requirements for settlement of PSUs. The Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Code Section 409A, to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection with these PSUs, or to comply with other Applicable Laws.
(k)Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of this Agreement by the Participant.
(l)Language. The Participant acknowledges that the Participant is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms of this Agreement. If Participant has received this Agreement, or any other document related to these PSUs and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

EXHIBIT B
COUNTRY ADDENDUM TO RESTRICTED STOCK UNIT AGREEMENT
Terms and Conditions
This Country Addendum to Restricted Stock Unit Agreement (the “Country Addendum”) includes additional terms and conditions that govern these PSUs granted to the Participant under the Plan if the Participant resides and/or works in one of the countries listed below on the Grant Date or the Participant moves to one of the listed countries. Unless otherwise defined herein, capitalized terms used but not defined herein shall have the same meanings as set forth in the Plan and the Agreement.
If the Participant is a citizen or resident of a country (or if the Participant is considered as such for local law purposes) other than the one in which the Participant is currently residing and/or working, or if the Participant transfers to another country after being granted the PSUs, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Participant.
Notifications
This Country Addendum may also include information regarding securities laws, exchange controls, and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other Applicable Laws in effect in the respective countries as of August 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Country Addendum as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Participant vests in or sells the Shares acquired under the Plan.
In addition, the information contained in this Country Addendum is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result. The Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.
Finally, if the Participant is a citizen or resident of a country other than the one in which the Participant is currently residing and/or working, transfers employment after these PSUs are granted, or is considered a resident of another country for local law purposes, the information in this Country Addendum may not apply to the Participant in the same manner, and the Administrator will determine to what extent the terms and conditions in this Country Addendum apply.
The Participant acknowledges that the Participant has been advised to seek appropriate professional advice as to how the relevant exchange control and tax laws in the Participant’s country may apply to the Participant’s individual situation.

I.GLOBAL PROVISIONS APPLICABLE TO PARTICIPANTS IN ALL COUNTRIES OTHER THAN THE UNITED STATES
1.Foreign Exchange Considerations. The Participant understands and agrees that neither the Company nor any Parent, Subsidiary or employer shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. dollar that may affect the value of the PSUs, or of any amounts due to the Participant under the Plan or as a result of vesting in the PSUs and/or the subsequent sale of any Shares acquired under the Plan. The Participant agrees and acknowledges that the Participant will bear any and all risk associated with the exchange or fluctuation of currency associated with the Participant’s participation in the Plan. The Participant acknowledges and agrees that the Participant may be responsible for reporting inbound transactions or fund transfers that exceed a certain amount. The Participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to the PSUs and the Participant’s specific situation and understands that the relevant laws and regulations can change frequently and occasionally on a retroactive basis.
2.Tax Withholding Considerations. The Participant acknowledges and agrees that Tax Withholdings includes any or all income tax, social security, social insurances, national insurance contributions, social insurance contributions, payroll tax, fringe benefit, or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant including, without limitation, in connection with the grant of the PSUs, the acquisition or sale of Shares acquired under the Plan and/or the receipt of any dividends on such Shares.
Prior to any tax withholding event, the Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or any Parent, Subsidiary, affiliate, employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax Withholdings by one or a combination of the methods set forth in Section 7of the Agreement.
3.Nature of Grant. In accepting the PSUs, the Participant acknowledges, understands, and agrees that:
(a)the PSU grant and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company, or any Parent, Subsidiary, affiliate, or employer and shall not interfere with the ability of the Company, the employer or any Parent, Subsidiary, affiliate, or employer, as applicable, to terminate the Participant’s employment or service relationship (if any);
(b)for purposes of the PSUs, the Participant’s status as a Service Provider, including service contracted through a professional employment organization, will be considered terminated as of the date the Participant is no longer actively providing services to the Company or any Parent, Subsidiary, or affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is a Service Provider or the terms of the Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, the Participant’s right to vest in the PSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is a Service Provider or the terms of the Participant’s employment or service agreement, if any, unless the Participant is providing bona fide services during such time). The Administrator will have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of this PSU grant, including whether the Participant may still be considered to be providing services while on a leave of absence and consistent with local law); and
(c)no claim or entitlement to compensation or damages will arise from forfeiture of the PSUs resulting from the termination of the Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is a Service Provider or the terms of the Participant’s employment or service agreement, if any), and in consideration of the grant of the PSUs to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company or any Parent, Subsidiary, or affiliate, waives the Participant’s ability, if any, to bring any such claim, and releases each of the Company or any Parent, Subsidiary, or affiliate from any such claim. If, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant will be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.
4.Professional Employment Organizations. Each Participant, including a Participant engaged through a third-party professional employment organization, is an individual Service Provider. A professional employment organization will not be considered a Service Provider for purposes of this Agreement.

II.COUNTRY SPECIFIC PROVISIONS APPLICABLE TO PARTICIPANTS WHO PROVIDE SERVICES IN THE IDENTIFIED COUNTRIES

Australia
General Advice Only. Any advice given by the Company or its affiliates, Parent, or Subsidiaries in relation to the PSUs granted under the Plan does not take into account the objectives, financial situation, and needs of Participants in Australia to whom PSUs are granted (“Australian Participants”). Australian Participants should consider obtaining their own financial product advice from an independent person who is licensed by the Australian Securities & Investments Commission (“ASIC”) to give such advice.
Acquisition Price. No acquisition price is payable by Australian Participants for the Company to grant the Participant the number of PSUs set forth in the Notice of Grant.
Risks of Acquiring Shares. Investing in stock involves risk and the value of the PSUs can rise and fall with any rise or fall in the value of the Shares. Again, any advice given by the Company in relation to the PSUs does not take into account the personal objectives, financial situation, and needs of the Australian Participants. Australian Participants should satisfy themselves that they have a sufficient understanding of risks of acquiring and holding Shares, and should consider whether the Shares are a suitable investment, considering the Australian Participant’s own investment objectives, financial circumstances, and taxation position. Accordingly, Australian Participants should consider obtaining their own financial advice by a financial advisor (licensed by ASIC to give such advice).
Market Price in Australian Dollars. An Australian Participant could, from time to time, ascertain the market price of Shares by obtaining that price from the Nasdaq website, the Company website, or The Wall Street Journal, and multiplying that price by a published exchange rate to convert U.S. Dollars into Australian Dollars.
Deferral of Tax Payable. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to all PSUs issued under this Agreement to Australian Participants.
Data Privacy. The Participant acknowledges and agrees that if the Company or its affiliates, Parent, or Subsidiaries discloses any personal information about the Participant to a recipient outside of Australia then the Company and its affiliates, Parent, and Subsidiaries will not be: (a) required by law to take steps to ensure that the recipient complied with the Australian Privacy Principles; or (b) responsible for any breaches of the Australian Privacy Principles by the recipient in respect of that information. The Participant consents to the collection of the Participant’s personal information by the Company, its affiliates, Parent, and Subsidiaries about the Participant under this Agreement being disclosed to recipients outside of Australia.
Exchange Control Information. The Participant understands that the Participant may have exchange control reporting obligations in connection with transfers that exceed A$10,000. The bank handling the transaction will generally complete the reporting requirements.

Brazil
Exchange Control Information. When transferring amounts resulting from the sale of Shares to Brazil, such funds must be transferred by wire and declared as such through the foreign exchange closing operations of the Participant’s preferred financial institution in Brazil. The amounts received from abroad also must, subsequently, be declared by the Participant for tax purposes. By participating in the Plan, the Participant understands that the Participant is generally required to make an annual report of shares held outside Brazil to the tax authorities and the Central Bank if such holdings exceed a specified limit (typically US$100,000).

Canada
Authorization to Release Necessary Personal Information. The Participant hereby authorizes the Company (including any affiliate, Parent, or Subsidiary) and the Company’s (including its affiliate’s, Parent’s, or Subsidiary’s) representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company and any affiliate, Parent, or Subsidiary and the Company’s designated Plan broker(s) or other third-party stock plan service providers to disclose and discuss the Plan with their advisors. The Participant further authorizes the Participant’s employer to record such information and to keep such information in the Participant’s personnel file.
English Language Provisions for the Participants in Quebec. The Participant hereby consents to receive Plan information in English through the Participant’s enrollment in the Plan and entrance into this Agreement. Specifically, the Participant acknowledges as follows:
It is my express wish that this Agreement, as well as all documents, notices, and legal proceedings entered into, given, or instituted pursuant hereto or relating directly or indirectly hereto, including the Plan, be drawn up in English.
Disposition relative à l’utilisation de la langue anglaise. Par la présente, j’accepte de recevoir les informations relatives au Plan et l’achat d’actions en anglais par le biais de mon inscription au Plan et l’entrée dans la Agreement. Particulièrement, j’accepte comme suit:
Il est la vononté expresse du moi que cette Agreement, ainsi que tous les documents, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à la présente convention, y compris le Plan, être rédigés en anglais.
Form of PSU Settlement. The grant of the PSUs does not give the Participant any right to receive a cash payment, and the PSUs held by Canadian Participants may be settled only in Shares.
Tax Reporting Obligation. Foreign property (including the PSUs granted under the Plan and the underlying Shares) held by Canadian Participants must be reported annually on Form T1135 (Foreign Income Verification Statement) if the total value of such foreign property exceeds C$100,000 at any time during the year. The form must be filed by April 30 of the following year.

Egypt
Any transfer of funds in connection with the Plan must be via a licensed bank in Egypt.

Germany
Tax Indemnity. The Participant agrees to indemnify and keep indemnified the Company, any non-U.S. affiliate, Parent, or Subsidiary from and against any liability for or obligation to pay any obligation with respect to Tax Withholdings (including but not limited to wage tax, solidarity surcharge, church tax, or social security contributions) that is attributable to (1) the grant or settlement of, or any benefit derived by the Participant from, the PSUs, (2) the acquisition by the Participant of the Shares upon settlement of the PSUs, or (3) the disposal of any Shares.
Exchange Control Information. The Participant understands that if the Participant remits proceeds in excess of €12,500 out of or into Germany, such cross-border payment must be reported monthly to the State Central Bank. In the event that the Participant makes or receives a payment in excess of this amount, the Participant understands and agrees that the Participant is responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements. In addition, the Participant must also report on an annual basis in the event that the Participant holds Shares exceeding 10% of the total voting capital of the Company. The online filing portal can be accessed at www.bundesbank.de.

India
Foreign Assets Reporting Information. The Participant understands that the Participant must declare foreign bank accounts and any foreign financial assets (including Shares acquired pursuant to the Plan held outside India) in the Participant’s annual tax return. The Participant further understands that it is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult with the Participant’s personal tax advisor in this regard. Indian residents should consult with their personal tax advisor to determine their personal reporting obligations.
Exchange Control Information. The Participant understands that the Participant must repatriate any proceeds from the sale of Shares acquired under the Plan or the receipt of any dividends to India within 90 days of receipt and convert such amounts to local currency within 180 days of receipt. The Participant further understands that the Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Participant’s employer requests proof of repatriation.

Ireland
Director Reporting Obligation. If the Participant is a director, shadow director, or secretary of a Subsidiary in Ireland, the Participant must notify the Irish Subsidiary in writing within five business days of receiving or disposing of an interest in the Company (e.g., PSUs, Shares), or within five business days of becoming aware of the event giving rise to the notification requirement or within five days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of the Participant’s spouse or children under the age of 18, whose interests will be attributed to the Participant if the Participant is a director, shadow director, or secretary.

Mexico
The Participant acknowledges and agrees that the PSU grant and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company, or any Parent, Subsidiary, or affiliate of the Company and the Participant agrees not to make a claim, now or in the future, that receipt of the PSU grant has created an employment or service relationship with the Company or any Parent, Subsidiary, or affiliate of the Company.

Netherlands
Insider Trading Information. By accepting the PSUs, the Participant acknowledges that it is the Participant’s responsibility to be aware of the Dutch insider trading rules, which may affect the sale of Shares that the Participant acquires upon settlement of the PSUs. In particular, the Participant understands and acknowledges that (i) the Participant has reviewed the summary of the Dutch insider trading rules below and (ii) the Participant may be prohibited from effecting certain transactions in Shares if the Participant has insider information regarding the Company. The Participant acknowledges and understands that the Participant has been advised to read the discussion carefully to determine whether the insider rules could apply to the Participant. If the Participant is uncertain whether the insider rules apply to the Participant or the Participant’s situation, the Participant acknowledges that the Company recommends that the Participant consult with a legal advisor. The Participant acknowledges and agrees that the Company cannot be held liable if the Participant violates the Dutch insider trading rules. The Participant acknowledges and agrees that the Participant is responsible for ensuring the Participant’s own compliance with these rules.
Summary of Dutch Prohibition Against Insider Trading. Dutch securities laws prohibit insider trading. The regulations are based upon the European Market Abuse Directive and are stated in section 5:56 of the Dutch Financial Supervision Act (Wet op het financieel toezicht or Wft) and in section 2 of the Market Abuse Decree (Besluit marktmisbruik Wft). For further information, see the website of the Authority for the Financial Markets (AFM): Insider dealing | Market abuse | AFM Professionals.

Singapore
Securities Notice. The award of the PSUs is being made in reliance of section 272B of the Securities and Futures Act (Cap. 289) (“SFA”) for which it is exempt from the prospectus and registration requirements under the SFA. The Participant understands that the Shares have not been registered with the SFA and no prospectus has been registered by the Monetary Authority of Singapore.
Director Notification Obligation. If the Participant is a director, shadow director, or holds any similar position1 of a Singapore-incorporated company (each a “Singapore company”) (e.g., the Company, any Singapore Subsidiary or Singapore affiliate), the Participant is subject to certain notification requirements under section 164 of the Singapore Companies Act to enable the Singapore company to comply with its obligations to maintain a register of director’s shareholdings (“Register”). Among these requirements is an obligation to notify the Singapore company in writing of:
(a)shares in, debentures of, or participatory interests made available by, the Singapore company or its related corporation which are held by the Participant;
(b)any interest that the Participant has in shares in, debentures of, or participatory interests made available by, the Singapore company or its related corporation, and the nature and extent of that interest under Section 7 of the Singapore Companies Act (which provides for the circumstances under which a deemed interest in shares may arise);
(c)rights or options that the Participant has in respect of the acquisition or disposal of shares in the Singapore company or its related corporation; and
1 Under section 4(1) of the Singapore Companies Act, the term “director” includes any person occupying the position of director of a corporation by whatever name called.

(d)contracts to which the Participant is a party or under which the Participant is entitled to a benefit, being contracts under which a person has a right to call for or to make delivery of shares in the Singapore company or its related corporation.
The Participant must notify the Singapore company in writing when there is any change in the particulars of the Participant’s interests as mentioned above (including when the Participant sells Shares issued from the Plan).
The Participant is deemed to hold or have an interest or a right in or over any shares or debentures, if:
(a)The Participant’s spouse (not being himself or herself a director or chief executive officer) holds or has an interest or a right in or over such shares or debentures; or
(b)The Participant’s child of less than 18 years of age, including stepson, stepdaughter, adopted son or adopted daughter (not being himself or herself a director or chief executive officer) holds or has an interest in such shares or debentures.
In addition, any contract, assignment, or right of subscription shall be deemed to have been entered into or exercised or made by, or a grant shall be deemed as having been made to, the Participant if any contract, assignment, or right of subscription is entered into, exercised or made by, or a grant is made to, members of the Participant’s family as aforesaid (not being himself or herself a director or chief executive officer).
Particulars of the Participant’s interests as mentioned above must be given within two business days after (i) the date on which the Participant became a director of the Singapore company, or (ii) the date on which the Participant became a registered holder of or acquired an interest as mentioned above, whichever last occurs. Particulars of any change in the Participant’s interests must also be given within two business days of the change.

Spain
Securities Law Notice. The PSUs do not qualify under Spanish Law as a security. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. Neither the Plan nor this Agreement have been registered with the Comisión Nacronal del Mercado de Valores and do not constitute a public offering prospectus.
Foreign Assets Reporting. The Participant may be subject to certain tax reporting requirements with respect to assets or rights that the Participant holds outside of Spain, including bank accounts, securities, and real estate if the aggregate value for particular category of assets exceeds €50,000 as of December 31 each year. Shares acquired under the Plan or other equity programs offered by the Company constitute securities for purposes of this requirement, but unvested PSUs are not subject to this reporting requirement.
If applicable, the Participant must report the Participant’s foreign assets on Form 720 by no later than March 31 following the end of the relevant year. After the rights and/or assets are initially reported, the reporting obligation will only apply if the value of previously reported rights or assets increases by more than €20,000 as of each subsequent December 31. The Participant is encouraged to consult with the Participant’s personal advisor to determine any obligations in this respect.
In addition, the Participant must notify the Registry of Investments at the Spanish Ministry of Industry, Commerce and Tourism of investments in securities of companies not listed in Spain, which are deposited in a non-resident account. The Participant must file form D-6 by January 31 each year stating the value of their investments in non-Spanish listed shares as of December 31 of the previous calendar year.

Share Reporting Requirement. The acquisition of shares of stock must be declared for statistical purposes to the Direccion General de Comercio e Inversiones, the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness. Generally, the declaration must be filed in January for shares owned as of December 31 of each year; however, if the value of the shares acquired or the amount of the sale proceeds exceeds a designated amount the declaration must be filed within one month of the acquisition or sale, as applicable. The Participant should consult with the Participant’s personal advisor to determine the Participant’s obligations in this respect.
Foreign Currency Payments. When receiving foreign currency payments exceeding €50,000 derived from the ownership of shares (i.e., dividends or proceeds from the sale of the Shares), the Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. The Participant will need to provide the following information: (i) the Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required.

Turkey
Securities Law Information. The Participant acknowledges and agrees that the offer of the PSUs has been made by the Company to the Participant personally in connection with an existing relationship with the Company or one or more of its Parent, Subsidiaries, or affiliates, and further, that the PSUs, any Shares issued upon settlement of the PSUs, and the related offer thereof are not subject to regulation by any securities regulator in Turkey.
United Kingdom
Tax Obligations. The Participant agrees to indemnify and keep indemnified the Company and its Parent, Subsidiaries, and affiliates, from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, withholding tax, and any other employment related taxes, employee’s national insurance contributions or employer’s national insurance contributions or equivalent social security contributions in any jurisdiction) that is attributable to (1) the grant of, or any benefit derived by the Participant from, the PSUs, (2) the Participant’s acquisition of Shares upon settlement of the PSUs, or (3) the disposal of any Shares.
Tax Withholdings shall include primary and to the extent legally possible secondary class 1 National Insurance Contributions. The Participant agrees that the Company may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Participant may have to recover any overpayment from relevant U.K. tax authorities. The Participant understands and agrees that if payment or withholding of any income tax liability arising in connection with the Participant’s participation in the Plan is not made by the Participant to the Participant’s employer within ninety days of the event giving rise to such income tax liability or such other period specified in Section 222(1)I of the U.K. Income Tax (Earnings and Pensions) Act 2003, that the amount of any uncollected income tax will constitute an additional benefit to the Participant on which additional income tax and National Insurance Contributions will be payable. The Participant understands and agrees that the Participant is responsible for reporting and paying any income tax due on this additional benefit directly to Her Majesty’s Revenue and Customs under the self-assessment regime and for reimbursing the Company for the value of any primary and (to the extent legally possible) secondary class 1 National Insurance Contributions due on this additional benefit which the Company may recover from the Participant by any of the means referred to in the Plan and/or this Agreement.
At the discretion of the Company, the Company may delay settlement of the Participant’s PSUs until the Participant has entered into an election with the Company or the Service Recipient, as appropriate, in a form approved by the Company and Her Majesty’s Revenue & Customs (a “Joint

Election”) under which any liability of the Company and/or the Service Recipient for employer’s national insurance contributions arising in respect of the vesting or settlement of the PSUs or other dealing in the Shares, is transferred to and met by the Participant.
Form of PSU Settlement. The grant of the PSUs does not give the Participant any right to receive a cash payment, and the PSUs held by British Participants may be settled only in Shares.

EXHIBIT C
VESTING SCHEDULE AND PERFORMANCE GOALS

The portion of the PSUs in which Participant may vest in accordance with the Vesting Schedule below will depend upon achievement of “corporate performance metrics” set forth in and in accordance with the performance matrix set forth below (the “Performance Matrix”). Any PSUs that become eligible for time-based vesting based on achievement of the “corporate performance metrics” set forth in the Performance Matrix shall be referred to herein as “Eligible PSUs” and be eligible for vesting in accordance with the Vesting Schedule below.
Following the Corporate Performance Period, the Administrator will certify whether and to what extent the corporate performance metrics have been achieved for the Corporate Performance Period (the effective date of such certification, the “Determination Date”).
The actual number of Eligible PSUs subject to vesting under the Vesting Schedule set forth below, if any, upon achievement of the corporate performance metrics will be rounded down to the nearest whole number so as to avoid fractional units. Any PSUs that do not become Eligible PSUs based on achievement against the corporate performance metrics, as determined by the Administrator, will be immediately forfeited and returned to the Plan share reserve at no cost to the Company.
Vesting Schedule
Subject to any acceleration provisions contained in the Plan or as otherwise set forth below, any Eligible PSUs will vest in accordance with the following schedule: 25% of the total Eligible PSUs will vest on the first trading date following the Determination Date and 1/16th of the total Eligible PSUs will vest over approximately three years following the Determination Date on each of March 15, June 15, September 15, and December 15, with June 15 following the Determination Date being the first such quarterly vesting date (each such quarterly date, a “Quarterly Vest Date”), subject to the Participant remaining a Service Provider through the applicable vesting date.
Treatment upon Change in Control
If, prior to the end of the Corporate Performance Period, there is a Change in Control, and the Participant remains a Service Provider through the closing of such Change in Control (the “Closing”), then, immediately prior to the Closing, a number of any outstanding and unvested PSUs will become Eligible PSUs equal to the greater of (i) the number of PSUs that would have become Eligible PSUs based on 100% achievement of the corporate performance metrics under the Performance Matrix; or (ii) the number of PSUs that would have become Eligible PSUs based on achievement of the corporate performance metrics under the Performance Matrix as of the Closing, as determined by the Administrator in its sole discretion.
If, following the end of the Corporate Performance Period but prior to the Determination Date, there is a Change in Control, and the Participant remains a Service Provider through the Closing, then, immediately prior to the Closing, a number of outstanding and unvested PSUs will become Eligible PSUs equal to the number of PSUs (if any) that would have become Eligible PSUs based on achievement of the corporate performance metrics under the Performance Matrix as of the end of the Corporate Performance Period, as determined by the Administrator in its sole discretion.
Outstanding and unvested Eligible PSUs will be treated as Restricted Stock Units subject to time-based vesting in a Change in Control for all purposes under the Plan and any agreement between the Company and Participant.

Any PSUs that do not become Eligible PSUs in connection with a Change in Control will be immediately forfeited and returned to the Plan share reserve at no cost to the Company immediately prior to the Closing.